                               EXHIBIT (8)(f)(2)

          FORM OF ADDENDUM TO PARTICIPATION AGREEMENT (TRANSAMERICA)

                          Addendum to January 1, 2000
      Transamerica Variable Insurance Fund, Inc. Participation Agreement
              for Transamerica Life Insurance Company of New York


          WHEREAS there exists a January 1, 2000, Participation Agreement ("Agreement") between Transamerica Variable Insurance Fund, Inc. ("TVIF"), Transamerica Investment Management, LLC ("TIM") and Transamerica Occidental Life Insurance Company ("TOLIC");

          WHEREAS Transamerica Life Insurance Company of New York ("TONY") would like to contract with TVIF and TIM under the same terms and conditions as that Agreement;

          NOW THEREFORE, effective January 1, 2000, TVIF, TIM and TONY agree as follows:

               1. TVIF, TIM and TONY agree to be bound by the terms and conditions of the Agreement in the roles of Fund, Adviser and Insurance Company, respectively, except as noted below.

               2. The parties agree that this is a separate agreement from that with TOLIC, that its terms shall apply separately, and that TONY shall be liable only for its obligations under this agreement and shall not be liable for the obligations or actions of TOLIC or any other insurance company that may enter a participation agreement with TVIF and TIM.

               3. The following provisions of the TOLIC Agreement are amended as follows:

                       a. TONY ("Insurance Company") is a New York Life
                          Insurance Company.

                       b. Notices to Insurance Company shall be to:
                          Transamerica Life Insurance Company of New York 100 Manhattanville Road
                          Purchase, New York 10577
                          Attn: President

                       c. Schedule A shall be as attached.

Agreed to:

TRANSAMERICA LIFE INSURANCE COMPANY OF NEW YORK:
By its authorized officer

By:    ________________________________
Title: ________________________________


TRANSAMERICA VARIABLE INSURANCE FUND, INC.:
By its authorized officer,

By:    ________________________________
Title: ________________________________



TRANSAMERICA INVESTMENT MANAGEMENT, LLC
By its authorized officer,

By:    ________________________________
Title: ________________________________

                                                       Effective January 1, 2000


                                  SCHEDULE A
                                  ----------
                  To January 1, 2000 Participation Agreement
              Between Transamerica Variable Insurance Fund, Inc.,
                 Transamerica Investment Management, LLC, and
                Transamerica Life Insurance Company of New York

Accounts and Designated Portfolios
----------------------------------

Separate Account VA-2LNY - Growth Portfolio

Separate Account VA-6NY - Growth Portfolio and Money Market Portfolio

                                      -3-